Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use  of our reports, dated February 24, 2023, with respect to the consolidated financial statements of Livent Corporation, and the effectiveness of  internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-4, and the proxy statement/prospectus included herein.
/s/ KPMG LLP
Philadelphia, Pennsylvania
September 26, 2023